Exhibit 4.1

HECLA MINING COMPANY

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

INDENTURE

Dated as of February 19, 2020

CROSS-REFERENCE TABLE

This Cross-Reference Table is not part of the Indenture

Trust Indenture Act of 1939 Section	Indenture Section
310 (a)(1)	7.09
(a)(2)	7.09
(a)(3)	Not applicable
(a)(4)	Not applicable
(a)(5)	7.09
(b)	7.08 and 7.10
(c)	Not applicable
311 (a)	*
(b)	*
(c)	Not applicable
312 (a)	5.01
(b)	*
(c)	*
313 (a)	5.03
(b)(1)	Not applicable
(b)(2)	*
(c)	*
(d)	*
314 (a)	5.02
(b)	Not applicable
(c)(1)	16.05
(c)(2)	16.05
(c)(3)	Not applicable
(d)	Not applicable
(e)	16.05
(f)	Not applicable
315 (a)	7.01
(b)	6.08
(c )	7.01
(d)	7.01
(e)	6.09
316 (a)(1)	6.01 and 6.07
(a)(2)	Not applicable
(b)	6.04
(c)	*
317 (a)	6.02
(b)	4.04(a)
318 (a)	16.08

*	Automatically included under Section 318(c) of the Trust Indenture Act of 1939, as amended.

TABLE OF CONTENTS

(continued)

TABLE OF CONTENTS

(continued)

THIS INDENTURE, dated as of February 19, 2020 between Hecla Mining Company, a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., a national banking association (the “Trustee”),

WITNESSETH:

WHEREAS, the Company has duly authorized the issue from time to time of its unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series (the “Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture and to provide, among other things, for the authentication, delivery and administration thereof, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make this Indenture a legal, valid and binding indenture and, together with the Securities, a valid agreement according to its terms have been done;

NOW, THEREFORE:

In consideration of the premises and the purchases of the Securities by the holders thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939, as amended, or which are by reference therein defined in the Securities Act of 1933, as amended (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture as originally executed. The words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Authenticating Agent:

The term “Authenticating Agent” shall mean any Person authorized by the Trustee pursuant to Section 7.13 to act on behalf of the Trustee to authenticate Securities.

Beneficial Owner:

The term “Beneficial Owner” shall mean a Person who is the beneficial owner of a beneficial interest in a Global Security as reflected on the books of the Depositary or on the books of a Person maintaining an account with such Depositary (directly as a Depositary participant or as an indirect participant, in each case in accordance with the rules of such Depositary).

Board of Directors:

The term “Board of Directors” shall mean the Board of Directors of the Company or any Committee of such Board or specified officers and employees of the Company to which the powers of such Board have been lawfully delegated.

Company:

The term “Company” shall mean Hecla Mining Company, a Delaware corporation, until any successor corporation or limited liability company shall have become such pursuant to the provisions of Article Eleven, and thereafter “Company” shall mean such successor, except as otherwise provided in Section 11.02.

Consolidated Net Assets:

The term “Consolidated Net Assets” shall mean the Company’s consolidated assets, after subtracting all current liabilities (other than the current portion of long-term debt), as such amounts appear on the Company’s most recent consolidated balance sheet and computed in accordance with generally accepted accounting principles.

Corporate Trust Office:

The term “Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 400 South Hope Street, Suite 400, Los Angeles, CA 90071, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Securityholders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Securityholders and the Company).

Depositary:

The term “Depositary” shall mean, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Securities Exchange Act of 1934, as amended, that is designated to act as depositary for such Securities as contemplated by Section 2.02.

Dollar:

The term “Dollar” shall mean the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

Event of Default:

The term “Event of Default” shall have the meaning specified in Section 6.01.

Global Security:

The term “Global Security” shall mean a Security that evidences all or part of the Securities of any series and bears the legend set forth in Section 2.11 (or such legend as may be specified as contemplated by Section 2.02 for such Securities).

Indenture:

The term “Indenture” shall mean this instrument as originally executed or as it may be amended or supplemented from time to time as herein provided, and shall include the form and terms of particular series of Securities established as contemplated hereunder.

Interest:

The term “interest,” when used with respect to a non-interest bearing Security, means interest payable after the principal thereof has become due and payable whether at maturity, by declaration of acceleration, by call for redemption, pursuant to a sinking fund, or otherwise.

Non-Recourse Indebtedness:

The term “Non-Recourse Indebtedness,” shall mean indebtedness the terms of which provide that the lender’s claims for repayment of such indebtedness is limited solely to a claim against the property which secures such indebtedness.

Officers’ Certificate:

The term “Officers’ Certificate” shall mean a certificate signed by the President, the Chairman of the Board or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Trustee. Each such certificate shall comply with Section 314 of the Trust Indenture Act of 1939 and include the statements provided for in Section 16.05 if and to the extent required by the provisions of such Section.

Opinion of Counsel:

The term “Opinion of Counsel” shall mean an opinion in writing signed by legal counsel, who may be an employee of or of counsel to the Company, or may be other counsel, in any case, satisfactory to the Trustee. Each such opinion shall comply with Section 314 of the Trust Indenture Act of 1939 and include the statements provided for in Section 16.05 if and to the extent required by the provisions of such Sections.

Original Issue Discount Security:

The term “Original Issue Discount Security” shall mean any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.01.

Overdue Rate:

The term “Overdue Rate” with respect to each series of Securities shall mean the rate of interest designated as such in the resolution of the Board of Directors or the supplemental indenture, as the case may be, relating to such series as contemplated by Section 2.02, or if no such rate is specified, the rate at which such Securities shall bear interest.

Person:

The term “Person” shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Responsible Officer:

The term “Responsible Officer” when used with respect to the Trustee shall mean any trust officer, any assistant trust officer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

Security or Securities; Outstanding:

The terms “Security” or “Securities” shall mean any Security or Securities, as the case may be, authenticated and delivered under this Indenture.

The term “Outstanding,” when used with reference to Securities, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except

(a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent), provided that if such Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been delivered as in Article Three provided, or provision satisfactory to the Trustee shall have been made for delivering such notice;

(c) Securities as to which defeasance has been effected pursuant to Section 12.02; and

(d) Securities in lieu of or in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.07, unless proof satisfactory to the Trustee is presented that any such Securities are held by persons in whose hands any of such Securities is a valid, binding and legal obligation of the Company.

In determining whether the holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 6.01.

Securityholder:

The term “Securityholder,” “holder of Securities,” or other similar terms, shall mean any person in whose name at the time a particular Security is registered on the books of the Company kept for that purpose in accordance with the terms hereof.

Significant Subsidiary:

The term “Significant Subsidiary” shall have the same meaning as the definition of that term set forth in Rule 1-02 of Regulation S-X as promulgated by the Securities and Exchange Commission.

Specified Currency:

The term “Specified Currency” shall mean the currency in which a Security is denominated, which may include Dollars, Euros (EUR), British Pound Sterling (GBP), Japanese Yen (JPY), and any other foreign currency or any composite of two or more currencies which shall be acceptable to the Trustee.

Subsidiary:

The term “Subsidiary” shall mean any corporation more than 50% of the voting stock of which at the time is owned or controlled, directly or indirectly, by the Company or the accounts of which are in fact consolidated with the accounts of the Company.

Trust Indenture Act of 1939:

The term “Trust Indenture Act of 1939” shall mean the Trust Indenture Act of 1939 as it was in force at the date of execution of this Indenture, except as provided in Section 10.03.

Trustee:

The term “Trustee” shall mean the corporation or association named as Trustee in this Indenture and, subject to the provisions of Article Seven hereof, shall also include its successors and assigns as Trustee hereunder. If pursuant to the provisions of this Indenture there shall be at any time more than one Trustee hereunder, the term “Trustee” as used with respect to Securities of any series shall mean the Trustee with respect to Securities of that series.

U.S. Government Obligations:

The term “U.S. Government Obligations” shall have the meaning specified in Section 12.02.

ARTICLE 2

DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF SECURITIES

Section 2.01. Forms. (a) The Securities of each series shall be in substantially such form as shall be established by or pursuant to a resolution of the Board of Directors or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such legends or endorsements placed thereon as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Securities of such series may be listed, or to conform to usage.

(b) The resolutions adopted by the Board of Directors or one or more indentures supplemental hereto establishing the form and terms of the Securities of any series pursuant to Sections 2.01 and 2.02, respectively, of this Indenture, may provide for issuance of Global Securities. If Securities of a series are so authorized to be issued as Global Securities, any such Global Security may provide that it shall represent that aggregate amount of Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount or changes in the rights of holders of Securities represented thereby, shall be made in such manner and by such person or persons as shall be specified therein.

(c) The Trustee’s Certificate of Authentication on all Securities shall be in substantially the following form:

“This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

Dated: _______________	By:
Authorized Officer”

Section 2.02. Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a resolution of the Board of Directors or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(1) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

(2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 2.06, 2.07, 2.08, 3.03, 3.06 or 10.04);

(3) the date or dates on which the principal and premium, if any, of the Securities of the series is payable;

(4) the rate or rates, or the method of determination thereof, at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and, if other than as set forth in Section 2.04, the record dates for the determination of holders to whom interest is payable;

(5) in addition to the office or agency of the Company in the Borough of Manhattan, The City of New York required to be maintained pursuant to Section 4.02, any other place or places where the principal of, and premium, if any, and any interest on Securities of the series shall be payable;

(6) the Specified Currency of the Securities of the series;

(7) the currency or currencies in which payments on the Securities of the series are payable, if other than the Specified Currency;

(8) the conversion or exchange provisions applicable to the Securities of the series;

(9) whether and upon what terms the Securities of the series will be convertible into equity or debt securities of the Company;

(10) the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, pursuant to any sinking fund or otherwise;

(11) the obligation, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the price at which or process by which and the period or periods within which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(12) if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which Securities of the series shall be issuable;

(13) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.01;

(14) if the principal of or interest on the Securities of the series are to be payable, at the election of the Company or a holder thereof, in a coin or currency other than the Specified Currency, the period or periods within which, and the terms and conditions upon which, such election may be made;

(15) if the amount of payments of principal of and interest on the Securities of the series may be determined with reference to an index based on a coin or currency other than the Specified Currency, the manner in which such amounts shall be determined;

(16) any Events of Default with respect to the Securities of the series, if not set forth herein;

(17) if other than the rate of interest stated in the title of the Securities of the series, the applicable Overdue Rate;

(18) in the case of any series of non-interest bearing Securities, the applicable dates for purposes of clause (a) of Section 5.01;

(19) if other than The Bank of New York Mellon Trust Company, N.A. is to act as Trustee for the Securities of the series, the name and Principal Office of such Trustee;

(20) if either or both of Sections 12.02 and 12.03 do not apply to any Securities of the series;

(21) if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the name of the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 2.11 and any circumstances in addition to or in lieu of those set forth in clause (2) of Section 2.06 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;

(22) any addition to the covenants set forth in Article Four which applies to Securities of the series and whether any such covenant shall be subject to covenant defeasance under Section 12.03; and

(23) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such resolution of the Board of Directors or in any such indenture supplemental hereto.

Notwithstanding Section 2.02(2) herein and unless otherwise expressly provided with respect to a series of Securities, the aggregate principal amount of a series of Securities may be increased and additional Securities of such series may be issued up to the maximum aggregate principal amount authorized with respect to such series as increased; provided that no Event of Default with respect to such series has occurred and is continuing.

Section 2.03. Authentication. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication. Except as otherwise provided in this Article Two, the Trustee shall thereupon authenticate and deliver said Securities to or upon the written order of the Company, signed by its President, its Chairman of the Board or one of its Vice Presidents and by its Treasurer or its Secretary, which order shall set forth the number of separate Securities certificates, the principal amount of each of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated, the registered holder of each of the said Securities and delivery instructions. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall receive and (subject to Section 7.01) shall be fully protected in relying upon:

(1) a copy of any resolution or resolutions of the Board of Directors relating thereto and, if applicable, an appropriate record of any action taken pursuant to such resolution, in each case certified by the Secretary or an Assistant Secretary of the Company;

(2) an executed supplemental indenture, if any, relating thereto;

(3) an Officers’ Certificate prepared in accordance with Section 16.05 which shall also state to the best knowledge of the signers of such Certificate that no Event of Default with respect to any series of Securities shall have occurred and be continuing; and

(4) an Opinion of Counsel prepared in accordance with Section 16.05 to the effect:

(a) that the form of such Securities has been established by or pursuant to a resolution of the Board of Directors or by a supplemental indenture as permitted by Section 2.01 in conformity with the provisions of this Indenture;

(b) that the terms of such Securities have been established by or pursuant to a resolution of the Board of Directors or by a supplemental indenture as permitted by Section 2.02 in conformity with the provisions of this Indenture;

(c) that the Company has all requisite corporate power and authority to execute and deliver such Securities;

(d) that the execution and delivery of such Securities by the Company have been duly authorized by all necessary corporate action on the part of the Company;

(e) that such Securities have been duly and validly executed, and when duly authenticated by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to: (i) bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws, and related regulations and judicial doctrines from time to time in effect, relating to or affecting creditors’ rights and remedies generally; (ii) the effect of general principles of equity or public policy, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, good faith and fair dealing and the discretion of the court before which any proceeding may be brought; (iii) the qualification that such counsel expresses no opinion as to the validity, binding effect or enforceability of any provision in any document relating to indemnification, contribution or exculpation that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation); and (iv) the qualification that to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of the documents or securities referred to therein, such Opinion of Counsel is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001), and that such enforceability may be limited by public policy considerations; and

(f) that the execution and delivery by the Company of such Securities and the performance by the Company of its obligations thereunder will not conflict with, constitute a default under or violate any of the terms, conditions or provisions of the organizational certificate or bylaws of the Company and that all conditions precedent have been met.

The Trustee shall have the right to decline to authenticate and deliver or cause to be authenticated and delivered any Securities under this Section 2.03 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or vice presidents shall determine that such action would expose the Trustee to personal liability to existing Securityholders.

Section 2.04. Date and Denomination of Securities. The Securities of each series shall be issuable in registered form without coupons in such denominations as shall be specified as contemplated by Section 2.02. In the absence of any such specification with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Securities of each series shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the officers of the Company executing the same may determine with the approval of the Trustee.

Every Security shall be dated the date of its authentication.

The person in whose name any Security of a particular series is registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date for such series shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Security upon any registration of transfer or exchange subsequent to the record date and prior to such interest payment date; provided, however, that if and to the extent that the Company shall default in the payment of the interest due on such interest payment date, such defaulted interest shall be paid to the persons in whose names Outstanding Securities of such series are registered on a subsequent record date established by notice given by mail or electronically by or on behalf of the Company to the holders of such Securities not less than 15 days preceding such subsequent record date, such record date to be not less than five days preceding the date of payment of such defaulted interest. Except as otherwise specified as contemplated by Section 2.02 for Securities of a particular series, the term “record date” as used in this Section 2.04 with respect to any regular interest payment date, shall mean, the last day of the calendar month preceding such interest payment date if such interest payment date is the fifteenth day of such calendar month, and shall mean the fifteenth day of the calendar month preceding such interest payment date if such interest payment date is the first day of a calendar month, whether or not such day shall be a day on which banking institutions in The City of New York are authorized or required by law or executive order to close or remain closed.

Interest on the Securities may at the option of the Company be paid by check mailed to the persons entitled thereto at their respective addresses as such appear on the registry books of the Company.

Section 2.05. Execution of Securities. The Securities shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its President, its Chairman of the Board or Chief Financial Officer and its Treasurer, Assistant Treasurer, any Vice President, Secretary or Assistant Secretary. Only such Securities as shall bear thereon a certificate of authentication substantially in the form herein recited, executed by the Trustee by the manual signature of an authorized officer, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

In case any officer of the Company who shall have signed any of the Securities shall cease to be such officer before the Securities so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Securities nevertheless may be authenticated and delivered or disposed of as though the person who signed such Securities had not ceased to be such officer of the Company; and any Security may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Security, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

Section 2.06. Exchange and Registration of Transfer of Securities. Securities of any series may be exchanged for a like aggregate principal amount of Securities of the same series of other authorized denominations. Securities to be exchanged shall be surrendered, at the option of the holders thereof, either at the office or agency designated and maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, in accordance with the provisions of Section 4.02 or at any of such other offices or agencies as may be designated and maintained by the Company for such purpose in accordance with the provisions of Section 4.02, and the Company shall execute and register and the Trustee shall authenticate and deliver in exchange therefor the Security or Securities which the Securityholder making the exchange shall be entitled to receive. Each person designated by the Company pursuant to the provisions of Section 4.02 as a person authorized to register and register transfer of the Securities is sometimes herein referred to as a “Security registrar.”

The Company shall keep, at each such office or agency, a register for each series of Securities issued hereunder (the registers of all Security registrars being herein sometimes collectively referred to as the “Security register” or the “registry books of the Company”) in which, subject to such reasonable regulations as it may prescribe, the Company shall register Securities and shall register the transfer of Securities as in this Article Two provided. The Security register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times the Security register shall be open for inspection by the Trustee and any Security registrar other than the Trustee. Upon due presentment for registration or registration of transfer of any Security of any series at any designated office or agency, the Company shall execute and register and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities of the same series for an equal aggregate principal amount. Registration or registration of transfer of any Security by any Security registrar in the registry books of the Company maintained by such Security registrar, and delivery of such Security, duly authenticated, shall be deemed to complete the registration or registration of transfer of such Security.

No person shall at any time be designated as or act as a Security registrar unless such person is at such time empowered under applicable law to act as such under and to the extent required by applicable law and regulations.

All Securities presented for registration of transfer or for exchange, redemption or payment shall (if so required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange in form satisfactory to the Company and the Trustee duly executed by, the holder or his attorney duly authorized in writing.

No service charge shall be made for any exchange or registration of transfer of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Company shall not be required to exchange or register a transfer of (a) any Securities of any series for the period of 15 days next preceding the selection of Securities of that series to be redeemed and thereafter until the date of the transmittal of a notice of redemption of Securities of that series selected for redemption, or (b) any Securities selected, called or being called for redemption in whole or in part except, in the case of any Security to be redeemed in part, the portion thereof not so to be redeemed.

The provisions of clauses (1), (2), (3), (4), (5), (6) and (7) below shall apply only to Global Securities:

(1) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes under this Indenture.

(2) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue its services as Depositary for such Global Security and no successor Depositary has been appointed within 90 days after such notice or (ii) ceases to be a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934 when the Depositary is required to be so registered to act as the Depositary and so notifies the Company, and no successor Depositary has been appointed within 90 days after such notice, (B) the Company determines at any time that the Securities shall no longer be represented by Global Securities and shall inform such Depositary of such determination and participants in such Depositary elect to withdraw their beneficial interests in the Securities from such Depositary, following notification by the Depositary of their right to do so, or (C) such exchange is made upon request by or on behalf of the Depositary in accordance with customary procedures, following the request of a Beneficial Owner seeking to exercise or enforce its rights under the Securities.

(3) Subject to clause (2) above, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

(4) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

(5) Subject to the provisions of clause (7) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below in clause (7)) and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(6) In the event of the occurrence of any of the events specified in clause (2) above, the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form, without interest coupons.

(7) Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company or the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

Section 2.07. Mutilated, Destroyed, Lost or Stolen Securities. In case any temporary or definitive Security shall become mutilated or be destroyed, lost or stolen, the Company in the case of a mutilated Security shall, and in the case of a lost, stolen or destroyed Security may in its discretion, execute and, upon the written request or authorization of any officer of the Company, the Trustee shall authenticate and deliver, a new Security of the same series, bearing a number not contemporaneously Outstanding, in exchange and substitution for the mutilated Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substituted Security shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless from any loss or liability which any of them may suffer if a Security is replaced and subsequently presented or claimed for payment and, in every case of destruction, loss or theft, the applicant shall also furnish the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and the ownership thereof.

Upon the issuance of any substituted Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Security which has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substituted Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Security) if the applicant for such payment shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless from any loss or liability which any of them may suffer if a Security is replaced and subsequently presented or claimed for payment and, in case of destruction, loss or theft, evidence satisfactory to the Company and the Trustee of the destruction, loss or theft of such Security and the ownership thereof.

Every substituted Security issued pursuant to the provisions of this Section 2.07 by virtue of the fact that any Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of the same series duly issued hereunder. All Securities shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities and shall preclude (to the extent lawful) any and all other rights or remedies with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.08. Temporary Securities. Pending the preparation of definitive Securities of any series the Company may execute and the Trustee shall authenticate and deliver temporary Securities (printed, lithographed or typewritten). Temporary Securities shall be issuable in any authorized denomination and substantially in the form of the definitive Securities in lieu of which they are issued, but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company. Every such temporary Security shall be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Securities in lieu of which they are issued. Without unreasonable delay the Company will execute and deliver to the Trustee definitive Securities of such series and thereupon any or all temporary Securities of such series may be surrendered in exchange therefor, at the option of the holders thereof, either at the office or agency to be designated and maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, in accordance with the provisions of Section 4.02 or at any of such other offices or agencies as may be designated and maintained by the Company for such purpose in accordance with the provisions of Section 4.02, and the Trustee shall authenticate and deliver in exchange for such temporary Securities an equal aggregate principal amount of definitive Securities of the same series. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series authenticated and delivered hereunder.

Section 2.09. Cancellation of Securities Paid, etc. All Securities surrendered for the purpose of payment, redemption, repayment, exchange or registration of transfer or for credit against any sinking fund shall, if surrendered to the Company, any Security registrar, any paying agent or any other agent of the Company or of the Trustee, be delivered to the Trustee and promptly cancelled by it, or, if surrendered to the Trustee, shall be promptly cancelled by it, and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee may dispose of cancelled Securities in accordance with its customary procedures and, upon written request of the Company, deliver a certificate of such disposition to the Company or, at the written request of the Company, shall deliver cancelled Securities to the Company. If the Company shall acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

Section 2.10. Computation of Interest. Except as otherwise specified as contemplated by Section 2.02 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 2.11. Form of Legend for Global Securities. Unless otherwise specified as contemplated by Section 2.02 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form (or such other form as a securities exchange or Depositary may request or require):

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR A NOMINEE OF THE DEPOSITORY TRUST COMPANY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY TO A NOMINEE OF THE DEPOSITORY TRUST COMPANY OR BY A NOMINEE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITORY TRUST COMPANY OR ANOTHER NOMINEE OF THE DEPOSITORY TRUST COMPANY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Section 2.12. CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE 3

REDEMPTION OF SECURITIES; SINKING FUNDS

Section 3.01. Applicability of Article. The provisions of this Article shall be applicable, as the case may be, (i) to the Securities of any series which are redeemable before their maturity and (ii) to any sinking fund for the retirement of Securities of any series, in either case except as otherwise specified as contemplated by Section 2.02 for Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment.”

Section 3.02. Notice of Redemption; Selection of Securities. In case the Company shall desire to exercise any right to redeem all, or, as the case may be, any part of, the Securities of any series in accordance with their terms, it shall fix a date for redemption and shall deliver a notice of such redemption at least 10 and not more than 60 days prior to the date fixed for redemption to the holders of Securities of such series so to be redeemed as a whole or in part at their last addresses as the same appear on the registry books of the Company and to the Trustee, except as the resolutions adopted by the Board of Directors to establish the terms of any series of Securities may otherwise provide. The notice shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice or any defect in the notice to the holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

Each such notice of redemption shall specify the date fixed for redemption, the redemption price at which the Securities of such series are to be redeemed (or if not then ascertainable, the manner of calculation thereof), the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that any interest accrued to the date fixed for redemption will be paid as specified in said notice, that on and after said date any interest thereon or on the portions thereof to be redeemed will cease to accrue and the CUSIP number of the Securities. Where the redemption price is not ascertainable at the time the notice of redemption is given as aforesaid, the Company shall notify the Trustee of said redemption price promptly after the calculation thereof. If less than all the Securities of a series are to be redeemed, the notice of redemption shall specify the number or numbers of the Securities of that series to be redeemed. In case any Security of a series is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of that series in principal amount equal to the unredeemed portion thereof will be issued.

Prior to the redemption date specified in the notice of redemption given as provided in this Section 3.02, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, will segregate and hold in trust as provided in Section 4.04) an amount of money sufficient to redeem on the redemption date all the Securities or portions thereof so called for redemption, together with accrued interest to the date fixed for redemption. If less than all the Securities of a series are to be redeemed, (i) the Company will give the Trustee notice not less than 60 days (or such shorter period as may be acceptable to the Trustee) prior to the redemption date as to the aggregate principal amount of Securities of such series to be redeemed and (ii)(x) if such Securities are at the time represented by a Global Security, then the Depositary shall select by lot the particular interests to be redeemed or (y) if any of such Securities are not represented by a Global Security, then the Trustee shall select or cause to be selected, in such manner as in its sole discretion it shall deem appropriate and in accordance with applicable Depositary procedures, the Securities of that series or portions thereof to be redeemed. Securities of a series may be redeemed in part only in multiples of the smallest authorized denomination of that series.

Section 3.03. Payment of Securities Called for Redemption. If notice of redemption has been given as provided in Section 3.02 or Section 3.05, the Securities or portions of Securities of the series with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice at the applicable redemption price, together with any interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Securities or portions of such Securities, together with any interest accrued to said date) any interest on the Securities of such series or portions of Securities of such series so called for redemption shall cease to accrue. On presentation and surrender of such Securities at a place of payment in said notice specified, the said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with any interest accrued thereon to the date fixed for redemption; provided, however, that any regularly scheduled installment of interest becoming due on or prior to the date fixed for redemption shall be payable to holders of such Securities registered as such on the relevant record date according to their terms.

Upon presentation of any Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the holder thereof, at the expense of the Company, a new Security or Securities of the same series, of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the Security so presented.

Section 3.04. Satisfaction of Mandatory Sinking Fund Payments with Securities. In lieu of making all or any part of any mandatory sinking fund payment with respect to any Securities of a series in cash, the Company may at its option (a) deliver to the Trustee Securities of that series theretofore purchased or otherwise acquired by the Company or (b) receive credit for the principal amount of Securities of that series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the redemption price specified in such Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

Section 3.05. Redemption of Securities for Sinking Fund. Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee a certificate signed by the Treasurer or any Assistant Treasurer of the Company specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash (which cash may be deposited with the Trustee or with one or more paying agents or, if the Company is acting as its own paying agent, segregated and held in trust as provided in Section 4.04) and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 3.04 (which Securities, if not theretofore delivered, will accompany such certificate) and whether the Company intends to exercise its right to make a permitted optional sinking fund payment with respect to such series. Such certificate shall also state that no Event of Default has occurred and is continuing with respect to such series. Such certificate shall be irrevocable and upon its delivery the Company shall be obligated to make the cash payment or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. In the case of the failure of the Company to deliver such certificate (or to deliver the Securities specified in this paragraph), the sinking fund payment due on the next succeeding sinking fund payment date for that series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of such Securities subject to a mandatory sinking fund payment without the option to deliver or credit Securities as provided in Section 3.04 and without the right to make any optional sinking fund payment, if any, with respect to such series.

Any sinking fund payment or payments (mandatory or optional) made in cash plus any unused balance of any preceding sinking fund payments made in cash which shall equal or exceed $100,000 or the equivalent amount in the Specified Currency (if other than Dollars) (or a lesser sum if the Company shall so request or determine) with respect to the Securities of any particular series shall be applied by the Trustee (or by the Company if the Company is acting as its own paying agent) on the sinking fund payment date on which such payment is made (or, if such payment is made before a sinking fund payment date, on the next sinking fund payment date following the date of such payment) to the redemption of such Securities at the redemption price specified in such Securities for operation of the sinking fund together with accrued interest, if any, to the date fixed for redemption. Any sinking fund moneys not so applied or allocated by the Trustee (or by the Company if the Company is acting as its own paying agent) to the redemption of Securities shall be added to the next cash sinking fund payment received by the Trustee (or if the Company is acting as its own paying agent, segregated and held in trust as provided in Section 4.04) for such series and, together with such payment (or such amount so segregated), shall be applied in accordance with the provisions of this Section 3.05. Any and all sinking fund moneys with respect to the Securities of any particular series held by the Trustee (or if the Company is acting as its own paying agent, segregated and held in trust as provided in Section 4.04) on the last sinking fund payment date with respect to Securities of such series and not held for the payment or redemption of particular Securities of such series shall be applied by the Trustee (or by the Company if the Company is acting as its own paying agent), together with other moneys, if necessary, to be deposited (or segregated) sufficient for the purpose, to the payment of the principal of the Securities of that series at maturity.

The Trustee shall select or cause to be selected the Securities to be redeemed upon such sinking fund payment date in the manner specified in the last paragraph of Section 3.02, and the Company shall cause notice of the redemption thereof to be given in the manner provided in Section 3.02 except that the notice of redemption shall also state that the Securities are being redeemed by operation of the sinking fund. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 3.03.

On or before each sinking fund payment date, the Company shall pay to the Trustee in cash (or, if the Company is acting as its own paying agent, will segregate and hold in trust as provided in Section 4.04) a sum equal to any interest accrued to the date fixed for redemption of Securities or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section.

Neither the Trustee nor the Company shall redeem any Securities of a series with sinking fund moneys or deliver any notice of redemption of such Securities by operation of the sinking fund for such series during the continuance of a default in payment of interest, if any, on such Securities or of any Event of Default (other than an Event of Default occurring as a consequence of this paragraph) with respect to such Securities, except that if the notice of redemption of any such Securities shall theretofore have been delivered in accordance with the provisions hereof, the Trustee (or the Company if the Company is acting as its own paying agent) shall redeem such Securities if cash sufficient for that purpose shall be deposited with the Trustee (or segregated by the Company) for that purpose in accordance with the terms of this Article. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default shall occur and any moneys thereafter paid into such sinking fund shall, during the continuance of such default or Event of Default, be held as security for the payment of such Securities; provided, however, that in case such default or Event of Default shall have been cured or waived as provided herein, such moneys shall thereafter be applied on the next sinking fund payment date for such Securities on which such moneys may be applied pursuant to the provisions of this Section.

Section 3.06. Repayment at the Option of the Holder. Any series of Securities may be made, by provision contained in or established pursuant to a supplemental indenture or a resolution of the Board of Directors pursuant to Section 2.02 hereof, subject to repayment, in whole or in part, at the option of the holder on a date or dates specified prior to maturity, together with accrued interest to the date of repayment, on such notice as may be required, provided, however, that the holder of a Security may only elect partial repayment in an amount that will result in the portion of such Security that will remain Outstanding after such repayment constituting an authorized denomination, or combination thereof, of such Securities.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01. Payment of Principal, Premium and Interest. The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay or cause to be paid the principal of, premium, if any, and interest, if any, on each of the Securities of that series at the places, at the respective times and in the manner provided in such Securities.

Section 4.02. Offices for Notices and Payments, etc. As long as any of the Securities of a series remain Outstanding, the Company will designate and maintain in the Borough of Manhattan, The City of New York, an office or agency where the Securities of that series may be presented for payment, an office or agency where the Securities of that series may be presented for registration of transfer and for exchange as in this Indenture provided and an office or agency where notices and demands to or upon the Company in respect of the Securities of that series or of this Indenture may be served. In addition to such office or offices or agency or agencies, the Company may from time to time designate and maintain one or more additional offices or agencies within or outside the Borough of Manhattan, The City of New York, where the Securities of that series may be presented for registration of transfer or for exchange, and the Company may from time to time rescind such designation, as it may deem desirable or expedient. The Company will give to the Trustee written notice of the location of each such office or agency and of any change of location thereof. In case the Company shall fail to maintain any such office or agency in the Borough of Manhattan, The City of New York, or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the principal office of the Trustee.

The Company hereby initially designates the office of the Trustee located at 400 South Hope Street, Suite 400, Los Angeles, CA 90071 as the office or agency of the Company where the Securities of each series may be presented for payment, for registration of transfer and for exchange as in this Indenture provided and where notices and demands to or upon the Company in respect of the Securities of each series or of this Indenture may be served.

Section 4.03. Appointment to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10, a successor trustee, so that there shall at all times be a Trustee with respect to each series of Securities hereunder.

Section 4.04. Provision as to Paying Agent. (a) If the Company shall appoint a paying agent other than the Trustee with respect to the Securities of any series, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(1) that it will hold all sums held by it as such agent for the payment of the principal of, premium, if any, or interest, if any, on the Securities of such series (whether such sums have been paid to it by the Company or by any other obligor on the Securities of such series) in trust for the benefit of the holders of the Securities of such series;

(2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities of such series) to make any payment of the principal of, premium, if any, or interest, if any, on the Securities of such series when the same shall be due and payable; and

(3) that at any time during the continuance of any failure by the Company (or by any other obligor on the Securities of such series) specified in the preceding paragraph (2), such paying agent will, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by it.

(b) If the Company shall act as its own paying agent with respect to the Securities of any series, it will, on or before each due date of the principal of, premium, if any, or interest, if any, on the Securities of such series, set aside, segregate and hold in trust for the benefit of the holders of such Securities a sum sufficient to pay such principal, premium, if any, or interest, if any, so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or by any other obligor on the Securities of such series) to make any payment of the principal of, premium, if any, or interest, if any, on the Securities of such series when the same shall become due and payable.

(c) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it, or any paying agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

(d) Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to Sections 12.05 and 12.06.

(e) Whenever the Company shall have one or more paying agents with respect to the Securities of any series, it will, prior to each due date of the principal of, premium, if any, or interest, if any, on the Securities of such series, deposit with a designated paying agent a sum sufficient to pay the principal, premium, if any, and interest, if any, so becoming due, such sum to be held in trust for the benefit of the persons entitled to such principal, premium, if any, or interest, if any, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure so to act.

Section 4.05. Statement as to Compliance. The Company will furnish to the Trustee on or before May 1, in each year (beginning with the first May 1 following the first date of issuance of any Securities under this Indenture) a brief certificate (which need not comply with Section 16.05) from the principal executive, financial or accounting officer of the Company as required by Section 314(a)(4) of the Trust Indenture Act of 1939. The Trustee shall have no duty to review, ascertain or confirm the Company’s compliance with, or breach of, any representation, warranty or covenant made in this Indenture.

The Company shall deliver to the Trustee, as soon as possible and in any event within five business days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.06. Additional Amounts. If the Securities of a series provide for the payment of additional amounts, at least 10 days prior to the first interest payment date with respect to that series of Securities and at least 10 days prior to each date of payment of principal of, premium, if any, or interest on the Securities of that series if there has been a change with respect to the matters set forth in the below-mentioned Officers’ Certificate, the Company shall furnish to the Trustee and the principal paying agent, if other than the Trustee, an Officers’ Certificate instructing the Trustee and such paying agent whether such payment of principal of or interest on the Securities of that series shall be made to holders of the Securities of that series without withholding or deduction for or on account of any tax, assessment or other governmental charge described in the Securities of that series. If any such withholding or deduction shall be required, then such Officers’ Certificate shall specify by country the amount, if any, required to be withheld or deducted on such payments to such holders and shall certify the fact that additional amounts will be payable and the amounts so payable to each holder, and the Company shall pay to the Trustee or such paying agent the additional amounts required to be paid by this Section. The Company covenants to indemnify the Trustee and any paying agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished pursuant to this Section.

Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium, interest or any other amounts on, or in respect of, any Security of any series, such mention shall be deemed to include mention of the payment of additional amounts provided by the terms of such series established hereby or pursuant hereto to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to such terms, and express mention of the payment of additional amounts (if applicable) in any provision hereof shall not be construed as excluding the payment of additional amounts in those provisions hereof where such express mention is not made.

ARTICLE 5

SECURITYHOLDER LISTS AND REPORTS

BY THE COMPANY AND THE TRUSTEE

Section 5.01. Securityholder Lists. If and so long as the Trustee shall not be the Security registrar for the Securities of any series, the Company and any other obligor on the Securities will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the holders of the Securities of such series pursuant to Section 312 of the Trust Indenture Act of 1939 (a) semi-annually not more than 15 days after each record date for the payment of interest on such Securities, as hereinabove specified, as of such record date, and on dates to be determined pursuant to Section 2.02 for non-interest bearing Securities in each year, and (b) at such other times as the Trustee may request in writing, within thirty days after receipt by the Company of any such request as of a date not more than 15 days prior to the time such information is furnished.

Section 5.02. Reports by the Company. The Company covenants to file with the Trustee, within 15 days after the Company is required to file the same with the Securities and Exchange Commission, copies of the annual reports and of the information, documents and other reports that the Company is required to file with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 or pursuant to Section 314 of the Trust Indenture Act of 1939.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee is under no duty to examine such reports, information or documents to ensure compliance with the provisions of this Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein. The Trustee is entitled to assume such compliance and correctness unless a Responsible Officer of the Trustee is informed otherwise.

Section 5.03. Reports by the Trustee. Any Trustee’s report required under Section 313(a) of the Trust Indenture Act of 1939 shall be transmitted on or before March 15 in each year beginning March 15, 2016, as provided in Section 313(c) of the Trust Indenture Act of 1939, so long as any Securities are Outstanding hereunder, and shall be dated as of a date convenient to the Trustee no more than 60 days prior thereto.

ARTICLE 6

REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS

ON EVENT OF DEFAULT

Section 6.01. Events of Default. The term “Event of Default” whenever used herein with respect to Securities of any series means any one of the following events and such other events as may be established with respect to the Securities of such series as contemplated by Section 2.02 hereof, continued for the period of time, if any, and after the giving of notice, if any, designated in this Indenture or as may be established with respect to such Securities as contemplated by Section 2.02 hereof, as the case may be, unless it is either inapplicable or is specifically deleted or modified in the applicable resolution of the Board of Directors or in the supplemental indenture under which such series of Securities is issued, as the case may be, as contemplated by Section 2.02:

(a) default for 30 days in the payment of any installment of interest on any Security of such series when and as the same shall become due and payable; or

(b) default in the payment of the principal of, or premium, if any, on any Security of such series when and as the same shall become due and payable whether at maturity, upon redemption, by declaration, repayment or otherwise; or

(c) default in the making or satisfaction of any sinking fund payment or analogous obligation as and when the same shall become due and payable by the terms of the Securities of such series; or

(d) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in respect of the Securities of such series contained in this Indenture (other than a covenant or agreement in respect of the Securities of such series a default in whose observance or performance is elsewhere in this Section 6.01 specifically dealt with) continued for a period of 60 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee by reputable overnight courier service (charges prepaid), or to the Company and the Trustee by the holders of at least twenty-five percent in aggregate principal amount of the Securities of such series at the time Outstanding; or

(e) an event of default with respect to any other series of Securities issued or hereafter issued pursuant to this Indenture or as defined in any indenture or instrument evidencing or under which the Company has at the date of this Indenture or shall hereafter have outstanding any indebtedness for borrowed money (other than Non-Recourse Indebtedness) shall happen and be continuing and such other series of Securities or such indebtedness, as the case may be, shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and the aggregate principal amount of any indebtedness with respect to which such acceleration has occurred exceeds the greater of (a) $100,000,000 and (b) 5% of Consolidated Net Assets, and such acceleration shall not be rescinded or annulled within thirty days after written notice thereof shall have been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least twenty-five percent in aggregate principal amount of the Securities of such series at the time Outstanding; provided, however, that if such event of default with respect to such other series of Securities or under such indenture or instrument, as the case may be, shall be remedied or cured by the Company, or waived by the holders of such other series of Securities or of such indebtedness, as the case may be, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Securityholders of such series; and provided further that, subject to the provisions of Sections 6.08 and 7.01, the Trustee shall not be charged with knowledge of any such event of default or any remedy, cure or waiver thereof or any such acceleration unless written notice thereof shall have been given to the Trustee by the Company, by a holder or an agent of a holder of any Securities of such other series or of any such indebtedness, as the case may be, or by the Trustee then acting under this Indenture with respect to such other series of Securities or under any other indenture or instrument, as the case may be, under which such event of default shall have occurred, or by the holders of at least twenty-five percent in aggregate principal amount of the Securities of such series at the time Outstanding; or

(f) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company or any of its Significant Subsidiaries bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or any of its Significant Subsidiaries under the Federal Bankruptcy Code or any other similar applicable Federal or State law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of the Company or any of its Significant Subsidiaries or of all or substantially all of the property of the Company or any of its Significant Subsidiaries, or for the winding up or liquidation of the affairs of the Company or any of its Significant Subsidiaries, shall have been entered, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or

(g) the Company or any of its Significant Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against the Company or such Significant Subsidiary, or shall file a petition or answer or consent seeking reorganization under the Federal Bankruptcy Code or any other similar applicable Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing the inability of the Company or such Significant Subsidiary to pay its debts generally as they become due; or (h) any other Event of Default provided in the applicable resolution of the Board of Directors or in the supplemental indenture under which such series of Securities is issued, as the case may be, as contemplated by Section 2.02.

The Trustee shall not be charged with knowledge of the identity of a Significant Subsidiary of the Company unless it shall have received written notice from the Company or a Securityholder identifying such Significant Subsidiary as such.

If an Event of Default as contemplated by Sections 6.01(f) or 6.01(g) occurs, the principal amount (or, if the Securities of such series are Original Issue Discount Securities, such portions of the principal amount as may be specified in the terms of such series) with respect to Securities of any series at the time Outstanding will become due and payable immediately. If any other Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then and in each and every such case, unless the principal of all of the Securities of such series shall have already become due and payable, either the Trustee or the holders of not less than twenty-five percent in aggregate principal amount of the Securities of such series then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by Securityholders of such series), may declare the principal amount (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all the Securities of such series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Securities of such series contained to the contrary notwithstanding. This provision, however, is subject to the condition that if, at any time after the principal amount (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of the Securities of any series shall have been so declared or otherwise become due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest, if any, upon all of the Securities of such series and the principal of, and premium, if any, on any and all Securities of such series which shall have become due otherwise than by acceleration (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal at the Overdue Rate applicable to such series, to the date of such payment or deposit) and all amounts payable to the Trustee pursuant to the provisions of Section 7.06, and any and all defaults under this Indenture with respect to such series of Securities, other than the nonpayment of principal of and accrued interest on Securities of such series which shall have become due solely by acceleration, shall have been remedied or cured or waived or provision shall have been made therefor to the satisfaction of the Trustee—then and in every such case the holders of a majority in aggregate principal amount of the Securities of such series then Outstanding, by written notice to the Company and to the Trustee, may waive all defaults with respect to such series and rescind and annul such declaration or acceleration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceeding shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceeding had been taken.

Section 6.02. Payment of Securities on Default; Suit Therefor. The Company covenants that (a) in case default shall be made in the payment of any installment of interest upon any Security of any series as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, (b) in case default shall be made in the payment of the principal of, or premium, if any, on any Security of any series as and when the same shall become due and payable, whether at maturity of the Securities of that series or upon redemption or by declaration, repayment or otherwise or (c) in case of default in the making or satisfaction of any sinking fund payment or analogous obligation when the same becomes due by the terms of the Securities of any series—then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holder of any such Security (or holders of any series of Securities in the case of clause (c) above) the whole amount that then shall have become due and payable on any such Security (or Securities of any such series in the case of clause (c) above) for principal, premium, if any, and interest, if any, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest, if any, at the Overdue Rate applicable to any such Security (or Securities of any such series in the case of clause (c) above); and, in addition thereto, such further amount as shall be sufficient to cover costs and expenses of collection, and any further amounts payable to the Trustee pursuant to the provisions of Section 7.06.

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of any express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor upon such Securities and collect in the manner provided by law out of the property of the Company or any other obligor on such Securities wherever situated the moneys adjudged or decreed to be payable.

In case there shall be pending proceedings for the bankruptcy, for the insolvency or for the reorganization of the Company or any other obligor on the Securities of any series under the Federal Bankruptcy Code or any other similar applicable Federal or State law, or in case a receiver or trustee (or other similar official) shall have been appointed for the property of the Company or such other obligor, or in the case of any other similar judicial proceedings relative to the Company or other obligor on the Securities of any series, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Securities of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal (or, if the Securities of any series are Original Issue Discount Securities, such portion of the principal amount as may be due and payable with respect to such series pursuant to a declaration in accordance with Section 6.01), premium, if any, and interest, if any, owing and unpaid in respect of the Securities of any series and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Securityholders of any series allowed in such judicial proceedings relative to the Company or any other obligor on the Securities of any series, its or their creditors, or its or their property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of costs and expenses of collection, and any further amounts payable to the Trustee pursuant to the provisions of Section 7.06 and incurred by it up to the date of such distribution; and any receiver, assignee or trustee (or other similar official) in bankruptcy or reorganization is hereby authorized by each of the Securityholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee costs and expenses of collection and any further amounts payable to the Trustee (including, but not limited to, reasonable attorneys’ fees and expenses) pursuant to the provisions of Section 7.06 and incurred by it up to the date of such distribution.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting any of the Securities of any series or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under the Securities of any series, may be enforced by the Trustee without the possession of any of the Securities of such series or the production thereof in any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the holders of the Securities in respect of which such action was taken. In any proceedings brought by the Trustee (and also any proceedings in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture, to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Securities to which such proceedings relate, and it shall not be necessary to make any holders of such Securities parties to any such proceedings.

Section 6.03. Application of Moneys Collected by Trustee. Any moneys collected by the Trustee pursuant to this Article and, if an Event of Default has occurred and is continuing, any money or other property distributable in respect of the Company’s obligations under the Indenture shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the several Securities in respect of which moneys have been collected, and the notation thereon of the payment, if only partially paid, and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee pursuant to the provisions of Section 7.06;

SECOND: In case the principal of the Outstanding Securities in respect of which such moneys have been collected shall not have become due (at maturity, upon redemption, by declaration, repayment or otherwise) and be unpaid, to the payment of interest, if any, on such Securities, in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the Overdue Rate applicable to such Securities, such payments to be made ratably to the person entitled thereto;

THIRD: In case the principal of the Outstanding Securities in respect of which such moneys have been collected shall have become due (at maturity, upon redemption, by declaration, repayment or otherwise), to the payment of the whole amount then owing and unpaid upon such Securities for principal, premium, if any, and interest, if any, with interest on the overdue principal, and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest, if any, at the Overdue Rate applicable to such Securities; and in case such moneys shall be insufficient to pay in full the whole amounts so due and unpaid upon such Securities, then to the payment of such principal, premium, if any, and interest, if any, without preference or priority of principal, and premium, if any, over interest, if any, or of interest, if any, over principal, and premium, if any, or of any installment of interest, if any, over any other installment of interest, if any, or of any such Security over any other such Security, ratably to the aggregate of such principal, premium, if any, and accrued and unpaid interest, if any; and

FOURTH: To the payment of the remainder, if any, to the Company or its successors or assigns, or as a court of competent jurisdiction may direct.

Section 6.04. Proceedings by Securityholders. No holder of any Security of any series shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee (or other similar official), or for any other remedy hereunder, unless (i) such holder previously shall have given to the Trustee written notice of an Event of Default with respect to Securities of such series and of the continuance thereof, as hereinbefore provided, (ii) the holders of not less than twenty-five percent in aggregate principal amount of the Securities of such series then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such security or indemnity reasonably satisfactory to it as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and (iii) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall not have received from the holders of a majority in principal amount of the Securities of such series then Outstanding a direction inconsistent with that request, and shall have neglected or refused to institute any such action, suit or proceeding, it being understood and intended, and being expressly covenanted by the taker and holder of every Security with every other taker and holder and the Trustee, that no one or more holders of Securities of such series shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Securities of such series, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the matter herein provided and for the equal, ratable and common benefit of all holders of Securities of such series.

Notwithstanding any other provisions in this Indenture, however, the right of any holder of any Security to receive payment of the principal of, premium, if any, and interest, if any, on such Security, on or after the respective due dates expressed in such Security, or upon redemption, by declaration, repayment or otherwise, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder, and no provision of the Securities of any series or of this Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest, if any, on the Securities of such series at the respective places, at the respective times, at the respective rates and in the coin or currency, therein and herein prescribed.

Section 6.05. Proceedings by Trustee. In case of an Event of Default hereunder the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.06. Remedies Cumulative and Continuing. All powers and remedies given by this Article Six to the Trustee or to the Securityholders of any series shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of such Securities, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any such Securities to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 6.04, every power and remedy given by this Article Six or by law to the Trustee or to the Securityholders of any series may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders of such series.

Section 6.07. Direction of Proceedings and Waiver of Defaults by Securityholders. (a) The holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series; provided, however, that (subject to the provisions of Section 7.01) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or Responsible Officers shall determine that the action or proceeding so directed would involve the Trustee in personal liability or expense for which it is not adequately indemnified.

(b) Prior to any acceleration or declaration accelerating the maturity of the Securities of any series, the holders of a majority in aggregate principal amount of the Securities of such series at the time Outstanding may, on behalf of the holders of all of the Securities of such series, waive any past default or Event of Default with respect to such series and its consequences except a default in the payment of interest, if any, on, or the principal of or premium, if any, on any Security of such series, or in the payment of any sinking fund installment or analogous obligation with respect to Securities of such series, or in respect of a covenant or provision hereof which under Section 10.02 cannot be modified or amended without the consent of the holder of each Security affected. Upon any such waiver the Company, the Trustee and the holders of the Securities of that series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 6.07(b), said default or Event of Default shall for all purposes of the Securities of such series and this Indenture be deemed to have been cured and to be not continuing.

Section 6.08. Notice of Defaults. The Trustee shall, within 90 days after the occurrence of a default with respect to the Securities of any series, deliver to all holders of Securities of such series, as the names and addresses of such holders appear upon the registry books of the Company, notice of all defaults with respect to such series known to the Trustee, unless such defaults shall have been cured or waived before the giving of such notice (the term “defaults” for the purpose of this Section 6.08 being hereby defined to be the events specified in Section 6.01 or established with respect to such Securities as contemplated by Section 2.02, not including the periods of grace, if any, provided for therein or established with respect to such Securities as contemplated by Section 2.02 and irrespective of the giving of the notices specified in clauses (d) and (e) of Section 6.01 or established with respect to such Securities as contemplated by Section 2.02); provided, however, that except in the case of default in the payment of the principal of, premium, if any, or interest, if any, on any of the Securities of such series or in the making of any sinking fund installment or analogous obligation with respect to such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the holders of Securities of such series.

Section 6.09. Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, omitted or suffered by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.09 shall not apply (i) to any suit instituted by the Trustee, (ii) to any suit instituted by any holder of Securities of any series or group of such holders, holding in the aggregate more than ten percent in principal amount of the Outstanding Securities of such series or (iii) to any suit instituted by any Securityholder for the enforcement of the payment of the principal of, premium, if any, or interest, if any, on any Security (A) on or after the due date expressed in such Security, (B) on or after the date fixed for redemption or repayment or (C) after such Security shall have become due by declaration.

ARTICLE 7

CONCERNING THE TRUSTEE

Section 7.01. Duties and Responsibilities of Trustee. With respect to the holders of any series of Securities issued hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to the Securities of such series and after the curing or waiving of all Events of Default which may have occurred with respect to such series, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to the Securities of a series has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to such series, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(a) prior to the occurrence of an Event of Default with respect to the Securities of a series and after the curing or waiving of all Events of Default with respect to such series which may have occurred:

(i) the duties and obligations of the Trustee with respect to the Securities of a series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(c) the Trustee shall not be liable with respect to any action taken, omitted or suffered to be taken by it in good faith in accordance with the direction of the holders of Securities of any series pursuant to Section 6.07 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to Securities of such series;

(d) whether or not therein expressly so provided, every provision of this Indenture relating to the conduct of, the liability of or affording protection to the Trustee for any series of Securities shall be subject to the provisions of this Section 7.01;

(e) the Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company; and

(f) money held in trust by the Trustee need not be segregated from other funds except as required by law.

None of the provisions of this Indenture shall be construed as requiring the Trustee to expend or risk its own funds or otherwise to incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The provisions of this Section 7.01 are in furtherance of and subject to Section 315 of the Trust Indenture Act of 1939.

Section 7.02. Reliance on Documents, Opinions, etc. In furtherance of and subject to the Trust Indenture Act of 1939, and subject to the provisions of Section 7.01:

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an instrument signed in the name of the Company by its President, its Chairman of the Board or any Vice President and its Treasurer or its Secretary (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors of the Company may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c) the Trustee may consult with counsel of its selection and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered to be taken by it hereunder in good faith and in accordance with such Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders, pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred therein or thereby;

(e) the Trustee shall not be liable for any action taken, omitted or suffered by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(f) the Trustee shall not be bound to make any inquiry or investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document unless requested in writing so to do by the holders of a majority in aggregate principal amount of the Securities of any series affected then Outstanding; provided, however, that if the payment within a reasonable time to the Trustee of the costs and expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security conferred upon it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to so proceeding; and the reasonable expense of such investigation shall be paid by the Company, or, if paid by the Trustee, shall be repaid by the Company upon demand;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be deemed to have knowledge or notice of any default or Event of Default unless a Responsible Officer of the Trustee has received written notice of any event which is in fact such a default or Event of Default at the Corporate Trust Office of the Trustee and such notice references the Securities and this Indenture;

(i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of it capacities hereunder and each agent, custodian and other Person employed to act hereunder;

(j) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(k) the Trustee shall not be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss or profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(l) the Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture; and

(m) the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly by circumstances beyond its reasonable control, including, without limitation, strikes, work stoppages, accidents, acts of God, earthquakes, fire, flood, terrorism, wars and other military disturbances, sabotage, epidemics, riots, interruptions, loss or malfunction of utilities or communication services and acts of civil or military authorities and governmental action.

Section 7.03. No Responsibility for Recitals, etc. The recitals contained herein and in the Securities shall be taken as the statements of the Company (except in the Trustee’s certificates of authentication), and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or the Securities. The Trustee shall not be accountable for the use or application by the Company or any of the Securities or of the proceeds thereof.

Section 7.04. Ownership of Securities. The Trustee and any agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee or such agent.

Section 7.05. Moneys to be Held in Trust. Subject to the provisions of Sections 12.05 and 12.06 hereof, all moneys received by the Trustee or any paying agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any paying agent shall be under any liability for interest on any moneys received by it hereunder except such as it may agree with the Company to pay thereon. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time upon the written order of the Company, signed by its President, Chairman of the Board, or any Vice President or Treasurer.

Section 7.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable order. The Company also covenants to indemnify the Trustee and its officers, directors and agents for, and to hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the part of the Trustee, arising out of or in connection with the acceptance or administration of this trust and its duties hereunder, including the costs and expenses of defending itself against any claim of liability in the premises. The obligations of the Company under this Section 7.06 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee. Such additional indebtedness shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Securities. When the Trustee incurs expenses or renders services in connection with an Event of Default, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

Section 7.07. Officers’ Certificate as Evidence. Subject to the provisions of Sections 7.01 and 7.02, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, omitting or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, omitted or suffered by it under the provisions of this Indenture upon the faith thereof.

Section 7.08. Indentures Not Creating Potential Conflicting Interests For The Trustee. The following indentures (as may be amended or supplemented from time to time) are hereby specifically described for the purposes of Section 310(b)(1) of the Trust Indenture Act of 1939: this Indenture with respect to the Securities of any other series.

Section 7.09. Eligibility of Trustee. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States or any state, which (a) is authorized under such laws to exercise corporate trust powers, (b) is subject to supervision or examination by Federal or State authority and (c) shall have at all times a combined capital and surplus of not less than fifty million dollars. If such corporation publishes reports of condition at least annually, pursuant to law, or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 7.09, the combined capital and surplus of such corporation at any time shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

The provisions of this Section 7.09 are in furtherance of and subject to Section 310(a) of the Trust Indenture Act of 1939.

Section 7.10. Resignation or Removal of Trustee. (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to any one or more or all series of Securities by giving written notice of resignation to the Company and by delivering electronically notice thereof to the holders of the applicable series of Securities at their addresses as they shall appear on the registry books of the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees with respect to the applicable series by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed with respect to any series and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide holder of a Security or Securities of the applicable series for at least six months may, subject to the provisions of Section 6.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time, with thirty days prior notice, any of the following shall occur—

(i) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act of 1939 with respect to any series of Securities after written request therefor by the Company or by any Securityholder who has been a bona fide holder of a Security or Securities of such series for at least six months, or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and Section 310(a) of the Trust Indenture Act of 1939 with respect to any series of Securities and shall fail to resign after written request therefor by the Company or by any such Securityholder, or

(iii) the Trustee shall become incapable of acting with respect to any series of Securities, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation—

then, in any such case, the Company may remove the Trustee with respect to such series and appoint a successor trustee with respect to such series by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 315(e) of the Trust Indenture Act of 1939, any Securityholder who has been a bona fide holder of a Security or Securities of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee with respect to such series.

(c) The holders of a majority in aggregate principal amount of the Securities of one or more series (each series voting as a class) or all series at the time Outstanding may at any time, upon 30 days written notice, remove the Trustee with respect to the applicable series or all series, as the case may be, and appoint with respect to the applicable series or all series, as the case may be, a successor trustee by written notice of such action to the Company, the Trustee and the successor trustee.

(d) Any resignation or removal of the Trustee with respect to any series and any appointment of a successor trustee with respect to such series pursuant to any of the provisions of this Section 7.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

(e) No predecessor Trustee shall be liable for the acts or omissions of any successor Trustee.

Section 7.11. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to any or all applicable series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment (or due provision therefor) of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers with respect to such series of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing in order more fully and certainly to vest in and confirm to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 7.06.

In case of the appointment hereunder of a successor trustee with respect to the Securities of one or more (but not all) series, the Company, the predecessor trustee and each successor trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor trustee with respect to the Securities of any series as to which the predecessor trustee is not retiring shall continue to be vested in the predecessor trustee and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such trustee.

No successor trustee with respect to a series of Securities shall accept appointment as provided in this Section 7.11 unless at the time of such acceptance such successor trustee shall, with respect to such series, be qualified under Section 310 (b) of the Trust Indenture Act of 1939 and eligible under the provisions of Section 7.09.

Upon acceptance of appointment by a successor trustee with respect to any series as provided in this Section 7.11, the Company shall deliver notice of the succession of such trustee hereunder to the holders of Securities of such series at their addresses as they shall appear on the registry books of the Company. If the Company fails to deliver such notice within ten days after the acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be delivered at the expense of the Company.

Section 7.12. Succession by Merger, etc. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor to the Trustee hereunder, provided such Person shall be qualified under Section 310(b) of the Trust Indenture Act of 1939 and eligible under the provisions of Section 7.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

In case at the time such successor to the Trustee shall succeed to the trust created by this Indenture with respect to one or more series of Securities any of such Securities shall have been authenticated but not delivered, any such successor to the Trustee by merger, conversion or consolidation may adopt the certificate of authentication of any predecessor trustee and deliver such Security so authenticated; and in case at that time any of such Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of such successor to the Trustee or, if such successor to the Trustee is a successor by merger, conversion or consolidation, the name of any predecessor hereunder; and in all such cases such certificate shall have the full force which it is anywhere in such Securities or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.13. Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer, partial conversion or partial redemption or pursuant to Section 2.07, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall deliver electronically written notice of such appointment to all holders of Securities as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

“Dated:

This is one of the Securities described in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By:
As Authenticating Agent

By:
Authorized Signatory”

ARTICLE 8

CONCERNING THE SECURITYHOLDERS

Section 8.01. Action of Securityholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Securities of any or all series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by such Securityholders in person or by agent or proxy appointed in writing, (b) by the record of such holders of Securities voting in favor thereof at any meeting of such Securityholders duly called and held in accordance with the provisions of Article Nine or (c) by a combination of such instrument or instruments and any such record of such a meeting of such Securityholders.

Section 8.02. Proof of Execution by Securityholders. Subject to the provisions of Sections 7.01, 7.02 and 9.06, proof of the execution of any instrument by a Securityholder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be reasonably satisfactory to the Trustee. The ownership of Securities shall be proved by the registry books of the Company.

The record of any Securityholders’ meeting shall be proved in the manner provided in Section 9.07.

The Company may set a record date for purposes of determining the identity of holders of Securities of any series entitled to vote or consent to or revoke any action referred to in Section 8.01, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or reconsideration) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, with respect to Securities of any series, only holders of Securities of such series of record on such record date shall be entitled to so vote or give such consent or revoke such vote or consent.

Section 8.03. Who Are Deemed Absolute Owners. The Company, the Trustee and any agent of the Company or of the Trustee may deem the person in whose name any Security shall be registered upon the books of the Company to be, and may treat him as, the owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of, premium, if any, and (subject to Section 2.04) interest, if any, on such Security and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

No Beneficial Owner of a beneficial interest in any Global Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Security, and such Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Security for all purposes whatsoever. None of the Company, the Trustee or any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 8.04. Company-Owned Securities Disregarded In determining whether the holders of the requisite aggregate principal amount of Securities have concurred in any demand, request, notice, direction, consent or waiver under this Indenture, Securities which are owned by the Company or any other obligor on the Securities with respect to which such determination is being made or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination; provided, that for the purposes of determining whether the Trustee shall be protected in relying on any such demand, request, notice, direction, consent or waiver only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Securities and that the pledgee is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

Section 8.05. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action, any holder of a Security which is shown by the evidence to be included in the Securities the holders of which have consented to such action may, by filing written notice with the Trustee at its principal office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Security. Except as aforesaid, any such action taken by the holder of any Security shall be conclusive and binding upon such holder and upon all future holders of such Security, irrespective of whether or not any notation in regard thereto is made upon such Security or any Security issued in exchange or substitution therefor.

ARTICLE 9

SECURITYHOLDERS’ MEETINGS

Section 9.01. Purposes of Meetings. A meeting of holders of Securities of any or all series may be called at any time and from time to time pursuant to the provisions of this Article Nine for any of the following purposes:

(1) to give any notice to the Company or to the Trustee, to give any directions to the Trustee, to consent to the waiving of any default hereunder and its consequences or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article Six;

(2) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article Seven;

(3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(4) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Securities of any or all series, as the case may be, under any other provision of this Indenture or under applicable law.

Section 9.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of holders of Securities of any or all series to take any action specified in Section 9.01, to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine. Notice of every meeting of the holders of Securities of any or all series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be delivered electronically to holders of Securities of each series affected at their addresses as they shall appear on the registry books of the Company. Such notice shall be delivered electronically not less than 10 nor more than 90 days prior to the date fixed for the meeting.

Section 9.03. Call of Meetings by Company or Securityholders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least ten percent in aggregate principal amount of the Securities then Outstanding of any series that may be affected by the action proposed to be taken at the meeting shall have requested the Trustee to call a meeting of the holders of Securities of all series that may be so affected, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have delivered electronically the notice of such meeting within 20 days after receipt of such request, then the Company or such Securityholders, in the amount specified above, may determine the time and the place in said Borough of Manhattan for such meeting and may call such meeting to take any action authorized in Section 9.01, by electronically delivering notice thereof as provided in Section 9.02.

Section 9.04. Qualifications for Voting. To be entitled to vote at any meeting of Securityholders a person shall (a) be a holder of one or more Securities with respect to which such meeting is being held or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more such Securities. The only persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05. Quorum; Adjourned Meetings. The Persons entitled to vote a majority in aggregate principal amount of the Securities of the relevant series at the time Outstanding shall constitute a quorum for the transaction of all business specified in Section 9.01. No business shall be transacted in the absence of a quorum (determined as provided in this Section 9.05). In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of the holders of Securities (as provided in Section 9.03), be dissolved. In any other case the meeting shall be adjourned for a period of not less than ten days as determined by the chairman of the meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting shall be further adjourned for a period of not less than ten days as determined by the chairman of the meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 9.02, except that such notice must be mailed not less than five days prior to the date on which the meeting is scheduled to be reconvened.

Subject to the foregoing, at the second reconvening of any meeting adjourned for lack of a quorum, the Persons entitled to vote 25% in aggregate principal amount of the Securities of the relevant series then Outstanding shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the Securities of the relevant series then Outstanding which shall constitute a quorum.

At a meeting or any adjourned meeting duly convened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by the proviso in Section 10.02) shall be effectively passed and decided if passed or decided by the Persons entitled to vote the lesser of (a) a majority in aggregate principal amount of the Securities of the relevant series then Outstanding and (b) 75% in aggregate principal amount of the Securities represented and voting at the meeting.

Any holder of a Security who has executed in person or by proxy and delivered to the Trustee an instrument in writing complying with the provisions of Article Eight shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such holder of a Security shall be considered as present or voting only with respect to the matters covered by such instrument in writing.

Section 9.06. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to proof of the holder of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Securityholders as provided in Section 9.03, in which case the Company or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

Subject to the provisions of Section 8.04, at any meeting each holder of Securities with respect to which such meeting is being held or proxy shall be entitled to vote the principal amount (in the case of Original Issue Discount Securities, such principal amount to be determined as provided in the definition of “Security or Securities; Outstanding” in Section 1.01) of such Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any such Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of such Securities held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other such Securityholders. Any meeting of holders of Securities with respect to which a meeting was duly called pursuant to the provisions of Sections 9.02 or 9.03 may be adjourned from time to time by a majority of those present, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.07. Voting. The vote upon any resolution submitted to any meeting of holders of Securities with respect to which such meeting is being held shall be by written ballots on which shall be subscribed the signatures of such holders of Securities or of their representatives by proxy and the principal amount (in the case of Original Issue Discount Securities, such principal amount to be determined as provided in the definition of “Security or Securities; Outstanding” in Section 1.01) and number or numbers of such Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 9.02. The record shall show the principal amount of the Securities (in the case of Original Issue Discount Securities, such principal amount to be determined as provided in the definition of “Security or Securities; Outstanding” in Section 1.01) voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.08. No Delay of Rights by Meeting. Nothing in this Article Nine contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Securityholders of any or all series or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Securityholders of any or all such series under any of the provisions of this Indenture or of the Securities.

ARTICLE 10

SUPPLEMENTAL INDENTURES

Section 10.01. Supplemental Indentures without Consent of Securityholders. The Company, when authorized by resolution of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a) to evidence the succession of another Person to the Company, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company pursuant to Article Eleven hereof;

(b) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included for the benefit of such series) as the Board of Directors of the Company shall consider to be for the protection of the holders of such Securities, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

(c) to add any additional Events of Default (and, if such Events of Default are to be applicable to less than all series of Securities, stating that such Events of Default are applicable only to specified series);

(d) to provide for the issuance under this Indenture of Securities in coupon form (including Securities registrable as to principal only) and to provide for exchangeability of such Securities with the Securities of the same series issued hereunder in fully registered form and to make all appropriate changes for such purpose;

(e) to establish the forms or terms of Securities of any series or of the Coupons appertaining to such Securities as permitted by Sections 2.01 and 2.02;

(f) to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

(g) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture which shall not materially adversely affect the interests of the holders of any Securities; provided, however, that any amendment made solely to conform the provisions of this Indenture to the description of the Securities contained in the prospectus or other offering document pursuant to which the Securities were sold will be deemed not to adversely affect the interests of the holders of the Securities;

(h) to modify or amend this Indenture to permit the qualification of this Indenture or any indentures supplemental hereto under the Trust Indenture Act of 1939, as amended;

(i) to add to or change any provision of this Indenture to provide that bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to registered Securities or of principal, premium or interest with respect to bearer Securities, or to permit registered Securities to be exchanged for bearer Securities; provided, however, that any such addition, change or elimination may not materially adversely affect the interests of any holders of Securities at the time Outstanding nor permit or facilitate the issuance of Securities of any series in uncertificated form;

(j) to add guarantees with respect to the Securities of any series or to secure the Securities of any series;

(k) to evidence and provide for the acceptance of appointment hereunder by a successor or separate trustee with respect to the Securities of one or more series or to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 7.11 or pursuant to Section 2.02(19); and

(l) to add to, change or eliminate any of the provisions of this Indenture; provided, however, that any such addition, change or elimination may be effected only when no Outstanding Security of any series created prior to the execution of such supplemental indenture is entitled to the benefit of such provision.

The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02. Supplemental Indentures with Consent of Securityholders. With the written consent (evidenced as provided in Sections 8.01 and 8.02) of the holders of a majority in the aggregate principal amount of the Securities of each series (each series voting as a class) affected by such supplemental indenture at the time Outstanding, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Securities or each such series; provided, however, that no such supplemental indenture shall (i) change the stated maturity of principal of, or any installment of principal of or interest on, any Security, (ii) reduce the rate of or extend the time of payment of interest, if any, on any Security or alter the manner of calculation of interest payable on any Security (except as part of any remarketing of the Securities of any series, or any interest rate reset with respect thereto in each case in accordance with the terms thereof), (iii) reduce the principal amount or premium, if any, on any Security, (iv) make the principal amount or premium, if any, or interest, if any, on any Security payable in any coin or currency other than that provided in any Security, (v) reduce the percentage in principal amount of Securities of any series the holders of which are required to consent to any such supplemental indenture or any waiver of any past default or Event of Default pursuant to Section 6.07(b), (vi) change any place of payment where the Securities of any series or interest thereon is payable, (vii) impair the right of any holder of a Security to institute suit for any such payment, reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 6.01, adversely affect the right of repayment, if any, at the option of the holder or extend the time or reduce the amount of any payment to any sinking fund or analogous obligation relating to any Security, or (viii) modify any provision of Section 6.07(b) or 10.02 (except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Security so affected), without, in the case of each of the foregoing clauses (i) through (viii), the consent of the holder of each Security so affected. A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the holders of Securities of any other series.

Upon the request of the Company, accompanied by a copy of the resolutions of the Board of Directors authorizing the execution and delivery of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Securityholders under this Section 10.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 10.03. Compliance with Trust Indenture Act; Effect of Supplemental Indentures. Any supplemental indenture executed pursuant to the provisions of this Article Ten shall comply with the Trust Indenture Act of 1939, as then in effect.

Upon the execution of any supplemental indenture pursuant to the provisions of this Article Ten, this Indenture shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of the Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04. Notation on Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article Ten may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine new Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company, authenticated by the Trustee and delivered in exchange for the Securities of such series then Outstanding.

Section 10.05. Evidence of Compliance of Supplemental Indenture to be Furnished Trustee. The Trustee, subject to the provisions of Sections 7.01 and 7.02, shall receive an Officers’ Certificate and an Opinion of Counsel stating that such supplemental indenture is authorized or permitted under this Indenture as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article Ten.

ARTICLE 11

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 11.01. Company May Consolidate, Merge Or Sell Assets on Certain Terms. Nothing contained in this Indenture or in any of the Securities shall be deemed to prevent the consolidation or merger of the Company with or into any other corporation, or the merger into the Company of any other corporation, or the sale by the Company of its assets as, or substantially as, an entirety, or otherwise; provided, however, that (a) in case of any such consolidation or merger the corporation resulting from such consolidation or any corporation other than the Company into which such merger shall be made shall succeed to and be substituted for the Company with the same effect as if it has been named herein as a party hereto and shall become liable and be bound for, and shall expressly assume, by a supplemental indenture hereto, executed and delivered to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the Securities of each series and the Coupons, if any, appertaining thereto and the performance and observance of each and every covenant and condition of this Indenture on the part of the Company to be performed or observed, (b) as a condition of any such sale of the assets of the Company as, or substantially as, an entirety, the corporation to which such assets shall be sold shall (i) expressly assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the Securities of each series and the Coupons, if any, appertaining thereto and the performance and observance of all the covenants and conditions of this Indenture on the part of the Company to be performed or observed and (ii) simultaneously with the delivery to it of the conveyances or instruments of transfer of such assets, execute and deliver to the Trustee a supplemental indenture thereto, in form satisfactory to the Trustee, whereby such purchasing corporation shall so assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the Securities of each series and the Coupons, if any, appertaining thereto and the performance and observance of each and every covenant and condition of this Indenture on the part of the Company to be performed or observed, to the same extent that the Issuer is bound and liable, (c) either the Company is the continuing corporation or the successor corporation is a corporation or limited liability company organized under the laws of the United States of America or any state thereof or the District of Columbia, Canada, Australia, the United Kingdom, Switzerland or any member country of the European Union, and (d) the Company is not, or such successor corporation is not, immediately after such merger, consolidation or sale, in default in the performance of any obligations under this Indenture.

Section 11.02. Successor Corporation or Limited Liability Company to be Substituted. In case of any such merger, consolidation or sale, and upon any such assumption by the successor corporation or limited liability company, such successor corporation or limited liability company shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the Company, and the Company shall be relieved of any further obligation under this Indenture and under the Securities. Such successor corporation or limited liability company thereupon may cause to be signed, and may issue either in its own name or in the name of Hecla Mining Company, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation or limited liability company, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such successor corporation or limited liability company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

In case of any such merger, consolidation or sale, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

Section 11.03. Documents to be Given Trustee. The Trustee, subject to the provisions of Sections 7.01 and 7.02, shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger or sale, and any such assumption, comply with the provisions of this Article Eleven.

ARTICLE 12

SATISFACTION AND DISCHARGE OF INDENTURE

Section 12.01. Discharge of Indenture. When (a) the Company shall deliver to the Trustee for cancellation all Securities theretofore authenticated (other than any Securities which shall have been destroyed, lost or stolen or in lieu of or in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the provisions of Section 2.07 or Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 12.06) and not theretofore cancelled, or (b) all the Securities not theretofore cancelled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee, in trust, funds sufficient to pay (without reinvestment) at maturity or upon redemption all of the Securities (other than any (i) Securities which shall have been destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the provisions of Section 2.07 or (ii) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company as provided in Section 12.06) not theretofore cancelled or delivered to the Trustee for cancellation, including principal, premium, if any, and interest, if any, due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer and exchange of Securities, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of holders to receive payments of principal thereof and interest thereon, and remaining rights of the holders to receive mandatory sinking fund payments, if any, (iv) the rights and immunities of the Trustee hereunder and (v) the rights of the Securityholders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture, the Company, however, hereby agreeing to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with this Indenture or the Securities.

Section 12.02. Legal Defeasance. On the 91st day following the deposit referred to in clause (a), the Company will be deemed to have paid and will be discharged from its obligations in respect of the Securities of the series with respect to which such deposit shall have been made and the Indenture with respect to such Securities, other than (i) the rights of the Securityholders of Outstanding Securities of such series to receive, solely from the trust fund described in clause (a), payments in respect of the principal of and interest on such securities when such payments are due and (ii) its obligations in Article Two and Sections 4.02, 7.06, 7.10, 12.06; and 12.07 provided the following conditions have been satisfied:

(a) The Company has irrevocably deposited in trust with the Trustee, as trust funds solely for the benefit of the Securityholders of such series, money sufficient, or U.S. Government Obligations, the principal of and interest on which shall be sufficient, or a combination thereof sufficient, in the opinion of a certified public accounting firm of national reputation delivered to the Trustee, without consideration of any reinvestment, to pay principal of, premium, if any, and interest, if any, on the Securities of such series to maturity or redemption, as the case may be, provided that any redemption before maturity has been irrevocably provided for under arrangements satisfactory to the Trustee.

(b) The deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound.

(c) The Company has delivered to the Trustee either (x) a ruling received from the Internal Revenue Service to the effect that the holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case or (y) an Opinion of Counsel, based on a change in law after the date of the Indenture, to the same effect as the ruling described in clause (x).

(d) The Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with.

Prior to the end of the 91-day period, none of the Company’s obligations under the Indenture with respect to the Securities of such series will be discharged. Thereafter, the Trustee, upon the request and at the cost and expense of the Company, will acknowledge in writing the discharge of the Company’s obligations under the Securities of such series and the Indenture with respect to such series except for the surviving obligations specified above.

As used herein, “U.S. Government Obligation” means (x) any security which is (i) a direct obligation of the United States of America for the payment of which its full faith and credit is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933) as custodian with respect to any U.S. Government Obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

Section 12.03. Covenant Defeasance. After the 91st day following the deposit referred to in clause (a) with respect to the Securities of a series, the Company’s obligations set forth in the covenant or covenants for such series of Securities established as contemplated by Section 2.02(22) will terminate, and clauses (d) (to the extent relating to such covenant or covenants), (e) and (h) of Section 6.01 will no longer constitute Events of Default with respect to the Securities of a series, provided the following conditions have been satisfied:

(a) the Company has complied with clauses (a), (b) and (d) of Section 12.02; and

(b) the Company has delivered to the Trustee an Opinion of Counsel to the effect that the holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case.

Except as specifically stated above, none of the Company’s obligations under the Indenture will be discharged.

Section 12.04. Deposited Moneys to be Held in Trust by Trustee; Miscellaneous Provisions. All moneys and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to the provisions of Section 12.02 or 12.03 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company if acting as its own paying agent), to the holders of the particular Securities for payment or redemption of which such moneys or U.S. Government Obligations have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest, if any.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 12.01 or 12.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the holders of the Securities.

Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon request of the Company any money or U.S. Government Obligations held by it as provided in Section 12.02 or 12.03 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the legal defeasance or covenant defeasance, as the case may be, with respect to such Securities.

Section 12.05. Paying Agent to Repay Moneys Held. Upon the satisfaction and discharge of this Indenture all moneys then held by any paying agent of the Securities (other than the Trustee) shall, upon demand of the Company, be repaid to the Company or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such moneys.

Section 12.06. Return of Unclaimed Moneys. Any moneys deposited with or paid to the Trustee for payment of the principal of, premium, if any, or interest, if any, on Securities of any series and not applied but remaining unclaimed by the holders of Securities of that series for two years after the date upon which the principal of, premium, if any, or interest, if any, on such Securities, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on written demand; and the holder of any such Securities shall thereafter look only to the Company for any payment which such holder may be entitled to collect and all liability of the Trustee with respect to such money shall thereupon cease.

Section 12.07. Reinstatement. If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to Section 12.01, 12.02 or 12.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and the Securities will be reinstated as though no such deposit in trust had been made. If the Company makes any payment of principal of or interest on any Securities because of the reinstatement of its obligations, it will be subrogated to the rights of the Securityholders of such Securities to receive such payment from the money or U.S. Government Obligations held in trust.

ARTICLE 13

IMMUNITY OF INCORPORATORS,

STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 13.01. Indenture and Securities Solely Corporate Obligations. No recourse for the payment of the principal of, premium, if any, or interest, if any, on any Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture, or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities.

ARTICLE 14

CONVERSION

Section 14.01. Supplemental Indenture for Convertible Securities. If a series of Securities is to be convertible into common shares or other securities of the Company, then the Company and the Trustee may enter into a supplemental indenture setting forth the conversion rights of the Securityholders of such series.

ARTICLE 15

SUBORDINATION

Section 15.01. Supplemental Indenture for Subordinated Securities. If a series of Securities is to be subordinated to other debt securities of the Company, then the Company and the Trustee may enter into a supplemental indenture setting forth the provisions governing such subordination.

ARTICLE 16

MISCELLANEOUS PROVISIONS

Section 16.01. Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements in this Indenture contained by the Company shall bind its successors and assigns whether so expressed or not.

Section 16.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

Section 16.03. Addresses for Notices, Notice to Holders, Waiver. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Securities on the Company may be given or served by being deposited postage prepaid by first class mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Hecla Mining Company, 6500 North Mineral Drive, Suite 200, Coeur d’Alene, Idaho 83815. Any notice, direction, request or demand by any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the principal office of the Trustee, addressed to the attention of its corporate trust office as specified in Section 7.13 hereof.

Where this Indenture provides for notice of holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each holder affected by such event, at his address as it appears in the Security register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular holder shall affect the sufficiency of such notice with respect to other holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 16.04. New York Contract. This Indenture and each Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

EACH OF THE COMPANY, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 16.05. Evidence of Compliance with Conditions Precedent. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinion contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 16.06. Legal Holidays. In any case where the date of maturity of interest, if any, on or principal of, or premium, if any, on the Securities or the date fixed for redemption or repayment of any Security will be in The City of New York, New York, a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or required by law or executive order to close or remain closed, then payment of such interest, if any, on or principal of or premium, if any, on the Securities need not be made on such date but may be made on the next succeeding day not in such city, a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or required by law or executive order to close or remain closed, with the same force and effect as if made on the date of maturity or a date fixed for redemption or repayment, and no interest shall accrue for the period from and after such date.

Section 16.07. Securities in a Specified Currency other than Dollars. Unless otherwise specified as contemplated by Section 2.02 with respect to a particular series of Securities, whenever for purposes of this Indenture any action may be taken by the holders of a specified percentage in aggregate principal amount of Securities of all series or all series affected by a particular action at the time Outstanding and, at such time, there are Outstanding any Securities of any series which are denominated in a Specified Currency other than Dollars then the principal amount of Securities of such series which shall be deemed to be Outstanding for the purpose of taking such action shall be that amount of Dollars that could be obtained for such amount of such Specified Currency at the Market Exchange Rate. For purposes of this Section 16.07, Market Exchange Rate shall mean the noon Dollar buying rate in New York City for cable transfers of the Specified Currency published by the Federal Reserve Bank of New York. If such Market Exchange Rate is not available for any reason with respect to such Specified Currency, the Company shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York or such other quotations as the Company shall deem appropriate. The provisions of this paragraph shall apply in determining the equivalent principal amount in respect of Securities of a series denominated in a Specified Currency other than Dollars in connection with any action taken by holders of Securities pursuant to the terms of this Indenture, including, without limitation, any determination contemplated in Section 6.01(d) or e).

All decisions and determination of the Company regarding the Market Exchange Rate or any alternative determination provided for in the preceding paragraph shall be in its sole discretion and shall, in the absence of manifest error, be conclusive to the extent permitted by law for all purposes and irrevocably binding upon the Company and all Securityholders.

Section 16.08. Trust Indenture Act to Control. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of, Sections 310 to 318, inclusive, of the Trust Indenture Act of 1939, such imposed duties or incorporated provision shall control.

Section 16.09. Table of Contents, Headings, etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 16.10. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 16.11. Separability; Benefits. In case any one or more of the provisions contained in this Indenture or in the Securities shall for any reason be held to be invalid, illegal or unenforceable, in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Nothing in this Indenture or in the Securities, expressed or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 16.12. Foreign Account Tax Compliance Act (FATCA). In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”) a foreign financial institution, issuer, trustee, paying agent, holder or other institution is or has agreed to be subject to related to the Indenture, the Company agrees (i) to provide to The Bank of New York Mellon Trust Company, N.A. sufficient information about holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) so The Bank of New York Mellon Trust Company, N.A. can determine whether it has tax related obligations under Applicable Law, (ii) that The Bank of New York Mellon Trust Company, N.A. shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law for which The Bank of New York Mellon Trust Company, N.A. shall not have any liability, and (iii) to hold harmless The Bank of New York Mellon Trust Company, N.A. for any losses it may suffer due to the actions it takes to comply with such Applicable Law. The terms of this section shall survive the termination of this Indenture.

Section 16.13. Submission to Jurisdiction. The Company hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture and the Notes, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of February 19, 2020.

HECLA MINING COMPANY

By:	/s/ Phillips S. Baker, Jr.
Name: Phillips S. Baker, Jr.
Title: President & CEO

Attest:

By:	/s/ Lindsay A. Hall
Name: Lindsay A. Hall
Title: Sr. Vice President & CFO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Robert W. Hardy
Name: Robert W. Hardy
Title: Vice President

[Signature Page to Indenture]